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                                                                EXHIBIT 5.1


                                 July 14, 1997

Terex Corporation
500 Post Road East
Westport, Connecticut 06880

        Re: Terex Corporation
            Registration Statement on Form S-3
            (Registration No. 33-27749)

Gentlemen:

        We are rendering this opinion in connection with the registration by Terex Corporation, a Delaware corporation (the "Company"), of up to 7,700,000 shares of its common stock, par value $.01 per share (the "Common Stock") under the Securities Act of 1933, as amended, pursuant to the above-mentioned Registration Statement (the "Registration Statement").

        We have examined a copy of the Restated Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of Delaware, and are familiar with the records of the Company's corporate proceedings as reflected on its minute books. We have also examined the Company's Registration Statement on Form S-3 relating to the Common Stock.

        Based on the foregoing, and upon such further investigation as we deemed relevant, we are of the opinion that:

        (a) The Company has been duly incorporated under the laws of the State of Delaware.

        (b) The 5,700,000 shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly and validly authorized and, when sold and delivered against payment therefor in the manner described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

        (c) The 2,000,000 shares of Common Stock to be sold by the selling stockholder pursuant to the Registration Statement have been duly and validly authorized and are fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Common Stock and to the use of our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                                Very truly yours,

                                                ROBINSON SILVERMAN PEARCE
                                                  ARONSOHN & BERMAN LLP